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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Multi Color Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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MULTI-COLOR CORPORATION

425 WALNUT STREET, SUITE 1300

CINCINNATI, OHIO 45202

Dear Shareholder:

We invite you to attend our annual meeting of shareholders at 10:30 a.m. on Thursday, August 17, 2006 at the Queen City Club, 331 East Fourth Street, Cincinnati, Ohio 45202. After the meeting, you will hear a report on our operations and have a chance to meet your directors and executives.

This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how the Board operates and provides information about our director candidates.

Your vote is important. Whether or not you plan to attend, please complete, sign, date and return your proxy card promptly in the enclosed envelope. If you do attend the meeting, you may vote your shares in person.

Sincerely yours,

/s/ Lorrence T. Kellar
Lorrence T. Kellar Chairman of the Board

July 12, 2006

NOTICE OF ANNUAL MEETING

OF

SHAREHOLDERS OF MULTI-COLOR CORPORATION

TIME:

10:30 a.m., Eastern Time

DATE:

Thursday, August 17, 2006

PLACE:

The Queen City Club

331 East Fourth Street

Cincinnati, Ohio 45202

PURPOSE:

1.	Election of directors.

2.	Consideration and approval of the 2006 Director Equity Compensation Plan.

3.	Ratification of the appointment of Grant Thornton LLP as Multi-Color’s independent registered public accountants for the fiscal year ending March 31, 2007.

4.	Conduct other business, if properly raised.

Only shareholders of record on June 30, 2006 may vote at the meeting. The approximate mailing date of this proxy statement and accompanying proxy card is July 12, 2006.

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

/s/ Dawn H. Bertsche
Dawn H. Bertsche
Senior Vice President Finance, Chief Financial Officer and Secretary

July 12, 2006

MULTI-COLOR CORPORATION

425 WALNUT STREET, SUITE 1300

CINCINNATI, OHIO 45202

PROXY STATEMENT

GENERAL INFORMATION

Time and Place of Annual Meeting

The annual meeting will be held on Thursday, August 17, 2006 at 10:30 a.m. at the Queen City Club, 331 East Fourth Street, Cincinnati, Ohio 45202.

Record Date

Record holders of Common Stock of Multi-Color, as shown on our stock register on June 30, 2006, may vote at the meeting. As of that date, Multi-Color had 6,585,366 shares of Common Stock issued and outstanding.

First Mailing Date

This Proxy Statement, the Notice of the Annual Meeting of Shareholders and the accompanying proxy card are being mailed to shareholders on or about July 12, 2006.

Information About Voting

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

All proxies will be voted in accordance with the instructions specified. If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of (1) the election of all nominees for director proposed by the Board, (2) FOR the approval of the 2006 Director Equity Compensation Plan; and (3) the ratification of the appointment of Grant Thornton LLP as independent registered public accountants for the fiscal year ending March 31, 2007. Management does not know of any other matters to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the proxies will vote such matters in their discretion.

You may receive more than one proxy or voting card depending on how you hold your shares. Please sign and return all proxies. If you hold shares through someone else, such as a stockbroker, you may get material from them asking how you want to vote.

Revoking a Proxy

You may revoke your proxy before it is voted by submitting a new proxy with a later date, by voting in person at the meeting, or by notifying Multi-Color’s Secretary in writing at the address shown under “Questions” on page 21.

Solicitation

The proxies are being solicited by Multi-Color’s Board of Directors. All expenses of Multi-Color in connection with this solicitation will be borne by Multi-Color. Solicitation will be made principally by mail, but officers and regular employees may solicit proxies by telephone or personal contact with nominal expense to Multi-Color. Multi-Color will request brokers and other nominees who hold Common Stock in their names to solicit proxies from the beneficial owners and will pay the standard charges and expenses associated with that solicitation.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Shares owned by Multi-Color are not voted and do not count for this purpose.

Votes Needed

Nominees for director receiving the highest number of votes cast will be elected to fill the seats on the Board. Approval of the 2006 Director Equity Compensation Plan requires the favorable vote of a majority of the votes cast. Ratification of the appointment of Grant Thornton LLP requires the favorable vote of a majority of the votes cast. Broker non-votes count for quorum purposes but not for voting purposes. Broker non-votes occur when a broker returns a proxy but does not have authority to vote on a particular proposal.

ELECTION OF DIRECTORS

(ITEM 1 ON THE PROXY CARD)

General Information about the Board of Directors

The Board of Directors oversees the management of Multi-Color on your behalf. The Board reviews Multi-Color’s long-term strategic plans and exercises direct decision-making authority in key areas such as choosing the Chief Executive Officer, setting the scope of his authority to manage Multi-Color’s business day to day, and evaluating his performance. The Board also reviews development and succession plans for Multi-Color’s top executives.

Multi-Color’s Code of Regulations requires that the Board consist of at least three members with the exact number to be established by shareholders or the Board. The Board has established a Board consisting of six directors for the upcoming fiscal year.

The Board met seven times last year. All of Multi-Color’s directors who served during the 2006 fiscal year attended at least 75% of Board and committee meetings held in the 2006 fiscal year. In addition, all directors of Multi-Color who served during the 2006 fiscal year attended the annual meeting of shareholders held on August 18, 2005. Multi-Color expects each of its directors to attend each annual meeting of shareholders absent a significant personal or business conflict. The Board convened seven executive sessions last year. Executive sessions are generally scheduled in conjunction with regular Board meetings.

Director Independence

The Board of Directors has determined that the following six of Multi-Color’s seven current directors are “independent” as defined by federal securities laws and NASDAQ listing standards: David L. Abbott, Robert R. Buck, Charles B. Connolly, Lorrence T. Kellar, Roger A. Keller and David H. Pease, Jr. Mr. Pease is not a nominee for election as a director and is retiring as a director of Multi-Color following the annual meeting.

Director Compensation

During the 2006 fiscal year, each non-employee director received a non-qualified stock option to purchase 4,500 shares of Multi-Color Common Stock and a $15,000 retainer, payable quarterly. They also received $1,500 for each Board or committee meeting attended in person and $500 for each telephonic Board meeting and committee meeting. Committee Chairs received an additional $2,000 per year and the Chairman of the Board received an additional $3,000 per year. Directors who are employees of Multi-Color are not separately compensated for serving as directors.

Effective October 1, 2006, each non-employee director will receive a $25,000 retainer, payable quarterly. They will also receive $1,800 for each Board or committee meeting attended in person and $500 for each telephonic Board meeting and committee meeting. The Chair of the Nominating and Corporate Governance Committee and the Chair of the Compensation and Organization Development Committee will receive an additional $3,000 per year. The Chair of the Audit and Finance Committee will receive an additional $5,000 per year. The Chairman of the Board will receive an additional $7,500 per year.

Subject to the receipt of shareholder approval of the 2006 Director Equity Compensation Plan, each non-employee director will be granted restricted shares of Multi-Color’s Common Stock on October 1, 2006, and annually thereafter. The number of restricted shares granted to each non-employee director on October 1, 2006 will be the number of shares with an aggregate fair market value equal to $50,000 at the time of grant. The Compensation and Organization Development Committee could exercise its discretion in the future to grant non-qualified stock options (with a fair value equal to $50,000) to non-employee directors in lieu of restricted shares, or to grant a combination of stock options and restricted shares (with an aggregate fair value equal to $50,000). In addition, the Compensation and Organization Development Committee will have the authority to increase the grant amount annually by no more than 10% of the amount of the previous year’s award; provided, however, that the fair value of the annual grant may not exceed $100,000. In the event that shareholder approval of the 2006 Director Equity Compensation Plan is not obtained, non-employee directors would continue to receive a non-qualified stock option to purchase 4,500 shares of Multi-Color Common Stock annually pursuant to the 1998 Non-Employee Director Stock Option Plan. See “Consideration and Approval of the 2006 Director Equity Compensation Plan.”

Board Committees

The Board appoints committees in order to perform its duties more effectively. Board committees are able to consider key issues in greater detail than would be possible at full Board meetings. Each committee reviews the results of its meetings with the full Board. The Board has established the Audit and Finance Committee (“Audit Committee”), Nominating and Corporate Governance Committee (“Nominating Committee”) and Compensation and Organization Development Committee (“Compensation Committee”). The charters of the Audit Committee, Nominating Committee and Compensation Committee are available in the Investor Relations section of Multi-Color’s website (www.multicolorcorp.com).

The Audit Committee assists the Board in fulfilling its responsibilities relating to corporate accounting, reporting practices, compliance with legal and regulatory requirements, and the quality and integrity of Multi-Color’s financial reports. The Audit Committee oversees the accounting and financial reporting processes of Multi-Color and the audit of Multi-Color’s financial statements. It reviews the scope and adequacy of Multi-Color’s internal accounting and financial controls, reviews the scope and results of the audit plan of Multi-Color’s independent registered public accountants and reviews Multi-Color’s financial reporting activities and the accounting standards and principles followed. The Audit Committee oversees the procedures for the receipt, retention and treatment of any complaints received regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of any concerns regarding questionable accounting or auditing matters. The Audit Committee also selects, for shareholder ratification, and engages Multi-Color’s independent registered public accountants and approves their fees.

The Board has determined that all current members of the Audit Committee, Robert R. Buck (Chairman), Lorrence T. Kellar, David L. Abbott and David H. Pease, Jr., satisfy the standards of “independence” required of audit committee members under applicable federal securities laws and NASDAQ listing standards. In addition, the Board has concluded that Messrs. Buck, Kellar and Pease are “financial experts” within the meaning of applicable federal securities laws and NASDAQ listing standards. The Audit Committee met five times during the fiscal year ended March 31, 2006.

The Nominating Committee assists the Board in identifying qualified individuals to become Board members, in determining the composition of the Board of Directors and its committees, in monitoring a process to assess Board effectiveness and in developing, implementing and monitoring the effectiveness of Multi-Color’s corporate governance guidelines. A copy of Multi-Color’s corporate governance guidelines is available in the Investor Relations section of Multi-Color’s website (www.multicolorcorp.com).

The Nominating Committee is comprised entirely of directors who satisfy the standards of “independence” under applicable federal securities laws and NASDAQ listing standards. The

Nominating Committee members are Roger A. Keller (Chairman), Charles B. Connolly and Lorrence T. Kellar. The Nominating Committee met three times last year.

The Compensation Committee is responsible for establishing Multi-Color’s compensation philosophy and assuring that directors, executives and key management personnel are effectively compensated in terms that are motivating, internally equitable, externally competitive and aligned with the short-term and long-term interests of shareholders. The Compensation Committee approves all compensation of key management personnel, administers Multi-Color’s incentive compensation plans, sets the criteria for awards under incentive compensation plans and determines whether such criteria have been met. The Compensation Committee also oversees the policies and practices of Multi-Color that advance its organizational development, including those designed to achieve the most productive engagement of Multi-Color’s workforce and the attainment of greater diversity.

The Compensation Committee is comprised entirely of directors who satisfy the standards of “independence” under applicable federal securities laws and NASDAQ listing standards. The Compensation Committee members are Lorrence T. Kellar (Chairman), David L. Abbott, Robert R. Buck, Charles B. Connolly, Roger A. Keller and David H. Pease, Jr. The Compensation Committee met once last year.

Nomination Process

Directors are elected each year by shareholders at the annual meeting. The Nominating Committee leads the search for individuals qualified to become members of the Board and selects director nominees to be presented for approval by the Board and shareholders at the annual meeting of shareholders.

The Nominating Committee selects nominees who have high personal and professional integrity, have demonstrated exceptional ability and judgment and who are effective, in conjunction with the other nominees and members of the Board, in collectively serving the interests of shareholders.

Shareholders may propose nominees for election as directors. The Nominating Committee will evaluate director nominee candidates based on the same criteria regardless of whether they are recommended by Committee members or by a shareholder. Shareholders should submit the following information (“Nomination Information”) in writing to the Secretary of Multi-Color at 425 Walnut Street, Suite 1300, Cincinnati, Ohio 45202: (a) the shareholder’s name and address; (b) number of shares of Multi-Color’s stock held by the shareholder; and (c) the following Nomination Information with respect to the nominee: (i) name, age, business address and residence address; (ii) principal occupation or employment; (iii) number of shares of Multi-Color’s stock held by the nominee; and (iv) the reason the shareholder believes the nominee is qualified to serve as a director. Upon request, the shareholder must submit additional information reasonably requested by the Nominating Committee, including information that would be required to be disclosed about a director nominee pursuant to federal proxy disclosure requirements. If a shareholder wishes to submit a name for consideration by the Nominating Committee for director nomination at the 2007 annual meeting of shareholders, the Nomination Information must be received by Multi-Color no later than March 15, 2007.

The Nominees

The Board is nominating for election each of the following persons: David L. Abbott, Robert R. Buck, Charles B. Connolly, Francis D. Gerace, Lorrence T. Kellar and Roger A. Keller. Proxies solicited by the Board will be voted for the election of these nominees. All directors elected at the meeting will be elected to hold office until the next annual meeting. In voting to elect directors, shareholders are not entitled to cumulate their votes.

David H. Pease, Jr. is not being nominated for re-election as a director. He is retiring as a director of the Company following the annual meeting.

If a director nominee becomes unavailable before the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one. Nominees receiving the highest number of votes cast for the positions to be filled will be elected.

Five of the six nominees for election as Multi-Color directors are “independent” within the meaning of applicable federal securities laws and NASDAQ listing standards. Information on each of our nominees is given below.

The Board Recommends You Vote FOR Each of the Following Nominees:

David L. Abbott Age 55 Director since 2005	Mr. Abbott became a director of Multi-Color on June 30, 2005. Mr. Abbott has served as Chairman of the Board of E-Markets, Inc., an Internet solutions provider since 2002. He served as Chairman of the Board and a member of the Executive Committee of Exopack, LLC, a flexible packaging manufacturer, from 2001 to October 2005. He served as Interim President and Chief Executive Officer of Exopack, LLC in 2004 and as President and Chief Executive Officer of E-Markets, Inc. from 2000 to 2003. Mr. Abbott is a Senior Advisor to The Sterling Group, a private equity firm, and a member of the Dean’s Advisory Board for the College of Agriculture and Life Sciences at the University of Vermont.

Robert R. Buck Age 58 Director since 2003	Mr. Buck became a director on July 1, 2003. Mr. Buck is currently the Chief Executive Officer of Beacon Roofing Supply, Inc. Mr. Buck previously served as Senior Vice President and President — Uniform Rental Division of Cintas Corporation (primarily a corporate identity uniform company) from 1997 to 2003. Prior to that time, he served Cintas Corporation as Senior Vice President — Midwest Region (1991-1997) and Senior Vice President — Finance and Chief Financial Officer (1982-1991). Mr. Buck serves as a director of Beacon Roofing Supply, Inc., Kendle International and the National Coalition for the Protection of Children and Families. In addition, he is a trustee of the Fellowship of Christian Athletes, and is a member of the Dean’s Advisory Council for the College of Business Administration at the University of Cincinnati.

Charles B. Connolly Age 49 Director since 1998	Mr. Connolly was elected a director of Multi-Color in October 1998. Mr. Connolly has over 20 years of experience in the converting, coating and packaging industries. He has served as President of Connemara Converting, LLC, a Chicago-based converter of specialty paper and plastic substrates, since April 1996. From March 1994 to April 1996 he served as Vice President, Sales and Marketing for Lawson Mardon Packaging. Prior to joining Lawson Mardon Packaging, Mr. Connolly was Vice President and General Manager of Camvac America, a subsidiary of Rexam P.L.C. that produces vacuum metallized papers and films.

Francis D. Gerace Age 53 Director since 1999	Mr. Gerace was promoted to President of Multi-Color and appointed a director in May 1999 and was elected Chief Executive Officer in August 1999. Mr. Gerace served as Multi-Color’s Vice-President of Operations from April 1998 through May 1999. Prior to joining Multi-Color, Mr. Gerace was Director of Strategic Business Systems for Fort James Corporation’s Packaging Business from 1993 to 1998. From 1974 to 1993, Mr. Gerace held various general management positions with Conagra, Inc. and Beatrice Foods Company.

Lorrence T. Kellar Age 68 Director since 1988	Mr. Kellar was elected a director of Multi-Color in January 1988. Since October 2002, Mr. Kellar has served as Vice President of Continental Properties, Inc., a real estate developer. Mr. Kellar served as Vice President, Real Estate of Kmart Corporation from April 1996 to September 2002. Prior to that time, he served as Group Vice President of The Kroger Co. (a grocery retailer), having joined The Kroger Co. in 1965. His prior positions with The Kroger Co. included Vice President of Corporate Development and Vice President-Treasurer. Mr. Kellar is a trustee of Acadia Realty Trust and a director of Frisch’s Restaurants and Spar Group, Inc.

Roger A. Keller Age 61 Director since 2000	Mr. Keller was elected a director of Multi-Color in August 2000. Mr. Keller is a private investor. From July 1993 to November 2000, Mr. Keller served as Vice President, General Counsel and Secretary of Mallinckrodt, Inc., a health-care company.

DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL SHAREHOLDERS

The following table sets forth the share ownership of directors, executive officers and shareholders known by Multi-Color to own beneficially five percent (5%) or more of its outstanding Common Stock as of May 31, 2006.

		Common Stock Beneficially Owned (1)
Name	Position	Amount	Percentage
Ashford Capital Management, Inc. (2)	Principal Shareholder	720,861	11.0%
Wellington Management Company, LLP (3)	Principal Shareholder	647,150	9.8%
John C. Court (4)	Principal Shareholder	474,980	7.2%
RMB Capital Management (5)	Principal Shareholder	380,284	5.8%
Margaret Clark Morgan Foundation (6)	Principal Shareholder	353,778	5.4%
Lorrence T. Kellar (7)	Chairman of the Board of Directors	286,332	4.4%
Roger A. Keller (8)	Director	265,308	4.0%
David H. Pease, Jr.	Director	139,542	2.1%
Charles B. Connolly	Director	80,355	1.2%
Robert R. Buck (9)	Director	15,000	*
David L. Abbott	Director	4,500	*
Francis D. Gerace (10)	Chief Executive Officer, President, Director	265,906	4.0%
Dawn H. Bertsche (11)	Senior Vice President Finance, Chief Financial Officer, Secretary	112,622	1.7%
Donald E. Kneir (12)	President, Decorating Solutions Division	18,504	*
James H. Reynolds	Vice President, Corporate Controller and Chief Accounting Officer	0	*
Executive Officers and Directors serving as of 5/31/06 as a group, including the above (10 persons)		1,188,069	18.1%

*	Indicates less than one percent.

1.	Included in the amount of Common Stock beneficially owned are the following shares of Common Stock subject to exercisable options or options exercisable within 60 days of May 31, 2006: Mr. Abbott – 4,500 shares, Ms. Bertsche – 23,950 shares, Mr. Buck – 13,500 shares, Mr. Connolly – 18,000 shares, Mr. Gerace – 30,625 shares, Mr. Kellar – 13,500 shares, Mr. Keller – 36,000 shares, Mr. Pease – 27,000 shares, and Mr. Kneir – 18,000 shares. All officers, directors and principal stockholders have sole investment and voting power unless otherwise indicated.

2.	Based on a Schedule 13G dated February 10, 2006 filed by Ashford Capital Management, Inc. with the Securities and Exchange Commission. The address of Ashford Capital Management, a registered investment advisor is P. O. Box 4172, Wilmington, Delaware 19807.

3.	Based on a Schedule 13G dated February 14, 2006 filed by Wellington Management Company, LLP with the Securities and Exchange Commission. The Schedule 13G reported shared voting power with respect to 496,300 shares and shared dispositive power with respect to 647,150 shares. The business address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

4.	Includes 4,204 shares held by Mr. Court’s son. Mr. Court’s address is 2145 East Hill Avenue, Cincinnati Ohio 45208.

5.	Based on a Schedule 13G dated February 13, 2006 filed with the Securities and Exchange Commission by RMB Capital Management. The address of RMB Capital Management is 10 S. Wacker Drive, Suite 3210, Chicago, Illinois 60606.

6.	Based on information supplied by the Margaret Clark Morgan Foundation. The business address of the Margaret Clark Morgan Foundation is 1521 Georgetown Road, Suite 205, Hudson, Ohio 44236.

7.	Excludes 26,550 shares held by his wife. Mr. Kellar disclaims beneficial ownership of these shares.

8.	Includes 228,950 shares held jointly with right of survivorship.

9.	Includes 1,500 shares held by his wife.

10.	Includes 11,539 shares held in Mr. Gerace’s 401(k) plan and 9,000 shares held by his wife.

11.	Includes 7,843 shares held in Ms. Bertsche’s 401(k) plan and 80,828 shares held jointly with right of survivorship.

12.	Includes 504 shares held in Mr. Kneir’s 401(k )plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 requires Multi-Color’s executive officers, directors and persons who own more than 10% of a registered class of Multi-Color’s equity securities to file reports of ownership and changes in ownership. Based on a review of such forms, Multi-Color believes that during the last fiscal year, except for one report filed late with respect to the reinvestment of a dividend by Mr. Keller and one report filed late with respect to the reinvestment of a dividend by Ms. Bertsche, all of its executive officers, directors and ten percent shareholders complied with the Section 16 reporting requirements.

SUMMARY COMPENSATION TABLE

The following table sets forth the cash and non-cash compensation for Multi-Color’s Chief Executive Officer and the four other most highly compensated executive officers (whose salary and bonus exceeded $100,000) for the fiscal years ended March 31, 2006, 2005 and 2004, respectively. At March 31, 2006, Multi-Color had four executive officers: Francis D. Gerace, Dawn H. Bertsche, Donald E. Kneir and James H. Reynolds. Mr. Reynolds joined the Company in May 2005, and serves as Vice President, Corporate Controller and Chief Accounting Officer. Edward V. Allen served as President, Packaging Services Division from August 2004 to December 2005. Mr. Kneir joined Multi-Color in February 2004 as President, Decorating Solutions Division.

		Annual Compensation						Long Term Compensation Awards
Name and Principal Position	Fiscal Year Ended March 31,	Salary		Bonus		Other Annual Compensation (1)		Securities Underlying Options	All Other Compensation (2)
Francis D. Gerace President and Chief Executive Officer	2006 2005 2004	$ $ $	400,000 310,500 300,000	$ $ $	401,482 115,732 65,794	$ $ $	45,066 32,873 30,429	40,000 5,000 22,500	$ $ $	7,000 6,579 6,150

Dawn H. Bertsche Senior Vice President Finance, Chief Financial Officer and Secretary	2006 2005 2004	$ $ $	215,000 194,100 187,500	$ $ $	215,797 72,346 41,121	$ $ $	24,616 20,004 18,484	20,000 3,000 22,500	$ $ $	7,000 6,551 6,096

Donald E. Kneir President, Decorating Solutions Division	2006 2005 2004	$ $ $	225,000 205,000 21,342	$ $ $	239,173 76,409 4,681	$ $ $	19,456 16,505 1,707	15,000 0 37,500	$ $ $	7,000 1,319 0

Edward V. Allen President, Packaging Services Division	2006 2005	$ $	195,000 118,068	$ $	0 35,773	$ $	0 9,445	0 37,500	$ $	2,061 2,010

James H. Reynolds Vice President, Corporate Controller and Chief Accounting Officer	2006		$160,687		$45,047		$0	0		$0

1.	Multi-Color has established a deferred compensation program for key executives based on 8% of the executive’s salary; the amounts listed represent the percentage of salary plus accrued interest under this plan.

2.	The amounts listed reflect Multi-Color’s contributions under the Multi-Color Corporation 401(k) plan, but exclude the $600 per month car allowance provided to Mr. Gerace, the $500 per month car allowance provided to Ms. Bertsche, Mr. Kneir, Mr. Allen and Mr. Reynolds, and $50 per month related to the non-election of medical insurance by Ms. Bertsche and Mr. Reynolds.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTION VALUES

	Shares Acquired on Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options at Fiscal Year End Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year End Exercisable/Unexercisable (2)
Francis D. Gerace	0	—	14,125 / 51,500	$262,161 /617,320
Dawn H. Bertsche	0	—	11,850 / 29,900	$220,826 /383,352
Donald E. Kneir	0	—	15,000 / 37,500	$195,750 /455,625
Edward V. Allen	7,500	$87,938	0/0	0/0
James H. Reynolds	0	—	—	—

1.	Based on the difference between the closing price of the stock on the date(s) of exercise and the option exercise price.

2.	Based on a fair market value of $30.05 on March 31, 2006 (closing price of the stock on this date).

Employment Agreements

Multi-Color and Mr. Gerace are parties to an Employment Agreement dated as of March 16, 1998, as amended on May 18, 1999. The initial term of employment extended through June 30, 2000. The term automatically renews for successive one year periods until either party gives the other at least three (3) months written notice. The Board sets Mr. Gerace’s salary annually based on performance. Mr. Gerace is also entitled to a bonus pursuant to the Executive Incentive Compensation Plan, as amended from time to time. If Mr. Gerace terminates his employment for any reason within one year of a Change in Control (as defined in his agreement), he is entitled to: (i) his annual salary through the date of termination, (ii) a bonus of 50% of his annual salary prorated through the date of termination, (iii) any deferred compensation and other non-qualified benefit plan balances and (iv) an amount equal to two years of his annual salary paid in 24 equal monthly installments. If Mr. Gerace’s position is eliminated upon a Change in Control or if Mr. Gerace is terminated by Multi-Color for any reason other than Cause (as defined in his agreement), he will receive the same severance compensation as stated above except that the compensation provided in item (iv) above will be paid in a lump sum.

Upon termination of employment by Multi-Color, other than for cause, Ms. Bertsche is entitled to payments equal to one year’s salary paid over a one-year period. Mr. Kneir is entitled to payments upon termination of employment by Multi-Color, other than for cause, in an amount equal to six months’ salary. In connection with Mr. Allen’s departure in December 2005, he received salary continuation payments payable semi-monthly and health care benefits through June 30, 2006.

Multi-Color maintains stock option plans which authorize the issuance of incentive and non-qualified stock options. Options granted under the plans contain such terms and conditions as are established by the Board at the time of the grant. Options currently granted to employees generally have ten year terms and vest ratably over three to five years. The options fully vest upon a change in control.

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants	Options Granted (1)	% of Total Options Granted for Employees in Fiscal Year	Exercise Price ($/Per Share)	Expiration Date	Potential Realized Value of Assumed Annual Rates of Price Appreciation for Option Term (2)
					5%	10%
Francis D. Gerace	40,000	26.67%	$19.25	4/21/15	$484,249	$1,227,182
Dawn H. Bertsche	20,000	13.33%	$19.25	4/21/15	$242,124	$613,591
Donald E. Kneir	15,000	10.00%	$19.25	4/21/15	$181,593	$460,193
Edward V. Allen	0	—	—	—	—	—
James H. Reynolds	0	—	—	—	—	—

1.	All options are non-qualified options, granted at fair market value, and vest ratably over five years.

2.	The dollar amounts under these columns are the result of calculations at the 5% and 10% rates required by the applicable regulations of the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Common Stock price.

SUMMARY OF EQUITY COMPENSATION PLANS

The following table provides information about the options outstanding under Multi-Color’s existing equity compensation plans as of the end of the 2006 fiscal year. Multi-Color does not have any equity compensation plans which have not been approved by shareholders.

Plan Category	No. of Shares to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance Under These Plans
Plans approved by shareholders	459,325	$15.64	397,225

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Executive Compensation Policies

Multi-Color’s policies on executive compensation are designed to encourage and motivate its executive officers to achieve both short-term and long-term operating, financial and strategic goals, and thereby build shareholder value on a steady but aggressive basis. To that end, senior executive compensation packages are increasingly weighted towards incentive plans that emphasize stock ownership and bonus compensation arrangements which serve to align more closely the interests of management with shareholders. It is also the policy of the Committee to reward superior corporate performance, recognize individual initiative and achievement, and assist Multi-Color in attracting and retaining qualified executives.

The Omnibus Budget Reconciliation Act of 1993 provides that compensation in excess of $1,000,000 per year paid to the Chief Executive Officer of a public company as well as the other executive officers listed in the compensation table is not deductible unless the compensation is “performance-based” and approved by the shareholders. The Committee’s general policy is to preserve the deductibility of most compensation paid to its executive officers to the extent appropriate and possible.

Salaries

The Committee believes it is important to maintain executive salaries at competitive levels, and relies heavily on comparisons with other regional companies of similar size. In determining salary adjustments for executive officers, the Committee takes into account, among other things, the salaries paid by comparable regional companies as reported in a study commissioned by Multi-Color from a reputable third party. The Committee believes these materials provide a broad representation of salaries paid in the region, which gives the Committee a reasonable basis for establishing salary levels and adjustments.

Salary levels and adjustments targeted are the average of the reported ranges. In establishing salaries for the executive officers, the Committee took into account Multi-Color’s recent performance based on certain general financial and operational criteria. The Committee did not, however, base its decisions on salary levels or adjustments solely on specific quantifiable performance goals or targets, but attempted to maintain salaries at a level which will allow

Multi-Color to compete in the marketplace for executive talent. In addition, the Committee did not compare Multi-Color’s executive compensation with the levels of compensation paid by companies in the NASDAQ Market Index or the Hemscott Industry Group-Packaging and Containers, nor did the Committee attempt to correlate executive compensation levels with Multi-Color’s relative performance as shown in the financial performance graph contained in this Proxy Statement.

With respect to the salary paid to Mr. Gerace, Multi-Color’s President and Chief Executive Officer, the Committee utilized the salary data, company performance and other factors described above. The Committee also evaluated the ability of Mr. Gerace to develop and implement strategic plans for company growth and profitability. The Committee determined Mr. Gerace’s salary was appropriate in light of these factors.

Annual Bonuses

In determining annual bonus awards, including Mr. Gerace’s annual bonus, the Committee utilized the compensation survey mentioned above, but relied on such data to a lesser extent than in its review of the salary component. The Committee primarily considered Company and individual performance.

Stock Options and Restricted Stock

Multi-Color’s 1999 Long Term Incentive Plan and 2003 Stock Incentive Plan are the principal means by which long-term incentive compensation is provided for key officers and employees of Multi-Color and the interests of these persons are brought more closely into tandem with the interests of shareholders. The plans are administered by the Compensation Committee. Multi-Color’s policies on executive compensation described above are applicable to all decisions regarding the number, pricing, timing and the recipients of stock option grants and restricted stock awards. No restricted stock awards were made in the 2006 fiscal year.

RESPECTFULLY SUBMITTED BY THE MEMBERS OF THE COMPENSATION COMMITTEE, LORRENCE T. KELLAR (CHAIRMAN), DAVID L. ABBOTT, ROBERT R. BUCK, CHARLES B. CONNOLLY, ROGER A. KELLER AND DAVID H. PEASE, JR.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee is an officer or employee, or former officer or employee of Multi-Color. No interlocking relationship exists between the members of Multi-Color’s Board or Compensation Committee and the board of directors or compensation committee of any other company.

CODE OF ETHICS

Multi-Color has Standards of Business Conduct and a Code of Ethics applicable to all associates, officers, directors and agents of Multi-Color and its subsidiaries, including the Chief Executive Officer and Chief Financial Officer. A copy of the Standards of Business Conduct and Code of Ethics is available in the Investor Relations section of Multi-Color’s website (www.multicolorcorp.com). Multi-Color will post any amendments to and any waivers from the

Standards of Business Conduct and Code of Ethics, as required by applicable federal securities laws and NASDAQ listing standards at the same location on its website.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in fulfilling its responsibilities relating to corporate accounting, reporting practices, compliance with legal and regulatory requirements, and the quality and integrity of Multi-Color’s financial reports. The Audit Committee oversees the accounting and financial reporting processes of Multi-Color and the audit of Multi-Color’s financial statements. It reviews the scope and adequacy of Multi-Color’s internal accounting and financial controls, reviews the scope and results of the audit plan of Multi-Color’s independent registered public accountants and reviews Multi-Color’s financial reporting activities and the accounting standards and principles followed. The Audit Committee oversees the procedures for the receipt, retention and treatment of any complaints received regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of any concerns regarding questionable accounting or auditing matters. The Audit Committee also selects, for shareholder ratification, and engages Multi-Color’s independent registered public accountants and approves their fees.

A copy of the Audit Committee’s Charter is available in the Investor Relations section of Multi-Color’s website (www.multicolorcorp.com).

The Board has determined that all members of the Audit Committee, Robert R. Buck (Chairman), David L. Abbott, Lorrence T. Kellar and David H. Pease, Jr., satisfy the standards of “independence” required of audit committee members under applicable federal securities laws and NASDAQ listing standards. In addition, the Board has concluded that Messrs. Buck, Kellar and Pease are “financial experts” within the meaning of applicable federal securities laws and NASDAQ listing standards.

In connection with the March 31, 2006 financial statements, the Audit Committee reviewed and discussed the audited financial statements with management and the independent registered public accountants; discussed with the auditors the matters required by Statement on Auditing Standards No. 61; and received and discussed with the auditors the matters required by Independent Standards Board Statement No. 1 and considered the compatibility of non-audit services with the auditor’s independence. Based on these reviews and discussions, the Audit Committee recommended to the Board that Multi-Color’s audited financial statements be included in its Annual Report on Form 10-K for the year ended March 31, 2006.

RESPECTFULLY SUBMITTED BY THE MEMBERS OF THE AUDIT COMMITTEE, ROBERT R. BUCK (CHAIRMAN), DAVID L. ABBOTT, LORRENCE T. KELLAR AND DAVID H. PEASE, JR.

PERFORMANCE GRAPH

The following performance graph compares Multi-Color’s cumulative annual total shareholder return from April 1, 2001 through March 31, 2006, to that of the NASDAQ Market Index, a broad market index, and the Hemscott (formerly known as CoreData) Group Index – Packaging and Containers, an index of printing and packaging industry peer companies. The graph assumes that the value of the investment in the Common Stock and each index was $100 on April 1, 2001, and that all dividends were reinvested. Stock price performances shown in the graph are not indicative of future price performances. This data was furnished by Hemscott, Inc.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN

AMONG MULTI-COLOR CORPORATION,

NASDAQ MARKET INDEX AND PACKAGING & CONTAINERS INDEX

	2001	2002	2003	2004	2005	2006
MULTI-COLOR CORPORATION	$100.00	$204.44	$218.48	$387.22	$400.34	$620.61
HEMSCOTT GROUP INDEX	100.00	161.04	138.03	186.67	220.41	225.12
NASDAQ MARKET INDEX	100.00	101.25	74.26	110.84	111.32	131.24

CONSIDERATION AND APPROVAL OF THE 2006 DIRECTOR

EQUITY COMPENSATION PLAN (ITEM 2 ON THE PROXY CARD)

Background

The purpose of the 2006 Director Equity Compensation Plan (“2006 Plan”) is to enhance the ability of the Company to attract and retain highly qualified non-employee directors by permitting them to obtain or increase their equity interest in the Company. The 2006 Plan provides for an annual award of restricted shares of the Company’s Common Stock (“Restricted Shares”), non-qualified stock options or a combination of Restricted Shares and stock options. On June 20, 2006, the Compensation Committee approved the 2006 Plan and recommended that the Board of Directors approve the 2006 Plan. The Board of Directors approved and adopted the 2006 Plan on June 20, 2006, subject to the receipt of shareholder approval.

Summary of the 2006 Plan

The following is a summary of the material features of the 2006 Plan. The summary is not a complete description of the 2006 Plan and is qualified in its entirety by reference to the terms of the 2006 Plan. A copy of the 2006 Incentive Plan is attached as Appendix A to this proxy statement.

Authorized Shares. The 2006 Plan authorizes the issuance of up to 200,000 shares of Common Stock. Shares as to which awards under the 2006 Plan lapse, expire, terminate, are forfeited or are canceled will again be available for awards under the 2006 Plan. In the event of a change in the capital structure of the Company affecting the Common Stock, such as a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, stock dividend, stock split, reverse stock split, extraordinary dividend, share repurchase, share combination, exchange of shares, or dividend in kind, the total number and class of securities which may be issued under the 2006 Plan, and the number, class and price of shares subject to outstanding awards, will be adjusted equitably to prevent dilution or enlargement of the rights of the directors and to preserve the value of outstanding awards.

Eligible Participants. Awards will be made under the 2006 Plan only to non-employee directors of the Company.

Administration. The 2006 Plan will be administered by the Compensation Committee.

Awards. Subject to shareholder approval of the 2006 Plan, the Compensation Committee will grant Restricted Shares to each non-employee director annually, beginning on October 1, 2006. Six directors (five of whom are non-employee directors) have been nominated for election as directors at the Annual Meeting. The number of Restricted Shares to be granted to each non-employee director annually will be the number of shares equal to $50,000 divided by the fair market value of a share of Common Stock on the date of grant. Notwithstanding the foregoing, the Compensation Committee may determine that, in lieu of Restricted Shares, the award in one or more years may be in the form of non-qualified stock options (with a fair value of $50,000) or a combination of non-qualified stock options and Restricted Shares (with an aggregate fair value of $50,000). Moreover, the Compensation Committee will have the discretion to increase the fair value of the award annually by an amount equal to no more than 10% of the previous year’s award; provided, however, that the annual award may not be increased to an amount in excess of $100,000.

Material Terms of Restricted Shares. Each grant of Restricted Shares will be evidenced by a restricted stock agreement which will specify the restriction period, the number of Restricted Shares granted and such other provisions as the Compensation Committee may determine or which are required by the 2006 Plan. Material terms of the Restricted Shares include:

•	With respect to each grant of Restricted Shares, the restriction period will lapse on the first anniversary of the date of grant with respect to one-third of the Restricted Shares, on the second anniversary with respect to an additional one-third of the Restricted Shares, and on the third anniversary with respect to the remaining one-third of the Restricted Shares.

•	Restricted Shares may not be sold or otherwise transferred until the end of the applicable restriction period.

•	Restricted Shares will be forfeited by the director in the event that the director’s service as a director terminates prior to the expiration of the applicable restriction period, except that in the event of a Change in Control (as defined in the 2006 Plan) or the Retirement of the director (as defined in the 2006 Plan), all restrictions pertaining to the Restricted Shares held by the director will lapse and the Restricted Shares will become free from restriction.

•	During the restriction period, the director may exercise full voting rights. However, dividends and other distributions paid with respect to Restricted Shares will be held by the Company to be paid to the director upon the lapse of the restriction period.

Material Terms of Stock Options. Each stock option will be evidenced by a stock option agreement which will specify the option exercise price (fair market value at the date of grant), the duration of the option, the number of option shares and such other provisions as the Compensation Committee determines or which are required by the 2006 Plan. Material terms of the stock options include:

•	The term of each option will be 10 years.

•	Options will become exercisable in three equal annual installments (1/3 each) with the first installment becoming exercisable on the first anniversary of the date of grant.

•	The option exercise price may be paid in the form of cash, previously acquired Common Stock having a fair market value equal to the option exercise price, any other reasonable form of consideration deemed appropriate by the Compensation Committee, or a combination of such forms of consideration. The Compensation Committee may also allow the cashless exercise of options.

•	Upon a Change in Control or the director’s Retirement, outstanding options will become fully vested and immediately exercisable.

•	If a director ceases to be a director for any reason other than death, Disability, Retirement or removal for Cause (as such terms are defined in the 2006 Plan), the options held by the director will terminate upon the earlier to occur of (i) six months after the director ceases to serve as a director; or (ii) the option’s expiration date. The options held by a director who is removed for Cause, will terminate on the date of such director’s removal. In the event of the director’s death, Disability or Retirement while serving as a director, or in the event of the director’s death within six months after the director’s service as a director ceases, the option will terminate upon the earlier to occur of (i) 12 months after the date of death, Disability or Retirement; or (ii) the option’s expiration date.

Termination. The 2006 Plan will terminate on the earliest to occur of (i) the tenth anniversary of the 2006 Plan; (ii) the date on which all shares of Common Stock available under the 2006 Plan have been acquired and the payment of all benefits in connection with awards has been made; or (iii) such other date as the Board of Directors may determine.

Amendment; No Repricing. The Board may at any time, and from time to time, amend, suspend, modify or terminate the 2006 Plan. However, no amendment may be made without shareholder approval if such approval is necessary to satisfy any applicable law, regulation or listing standard. Without limiting the generality of the foregoing, without shareholder approval, the Board may not: (i) materially increase the benefits accruing to a director under the 2006 Plan; (ii) materially increase the number of shares that may be issued under the 2006 Plan to a director; or (iii) materially modify the requirements as to eligibility to participate in the 2006 Plan. No amendment may adversely affect the rights of the holder of an outstanding award without the consent of the holder. Without shareholder approval, neither the Compensation Committee nor the Board of Directors will have the authority, with or without the consent of the holder of the award, to “reprice” any award after the date of the initial grant.

Transferability of Awards. A director’s rights under the 2006 Plan may not be assigned, pledged or otherwise transferred other than by will or the laws of descent and distribution. However, subject to Committee approval, a director may transfer all or a portion of an option without consideration to the director’s spouse and lineal descendants (“Family Members”), to certain trusts for the benefit of the Family Members, or to certain partnerships or limited liability companies of which the director and Family Members are the sole partners or members, as applicable.

Certain Federal Income Tax Consequences. The following discussion summarizes certain Federal income tax consequences associated with the issuance and receipt of Restricted Shares and non-qualified stock options. This summary is based on existing Federal income tax laws, as in effect on the date of this proxy statement, which may change, even retroactively. The tax laws applicable to Restricted Shares and stock options are complex, so the following discussion of tax consequences is necessarily general in nature and not comprehensive. This summary does not purport to address all Federal income tax considerations, nor does it address state, local, non-U.S., employment tax and other tax considerations. Many shareholders may be subject to special tax rules and this summary does not address all aspects of Federal income tax that may be relevant to a particular shareholder.

Non-Qualified Stock Options. Generally, a director is not required to recognize income at the time of the stock option’s grant. The director will recognize ordinary income on the date of exercise. The amount required to be included in income is equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price. The director would have a tax basis in the shares equal to the exercise price, plus the amount included in the director’s income. Any gain or loss realized on a subsequent disposition of the shares would be generally treated as a capital gain or loss. The Company will generally be entitled to a corresponding tax deduction in an amount equal to the amount of ordinary income recognized by the director, at the time such income is recognized.

Restricted Shares. Generally, a director will not recognize income on an award of Restricted Shares, unless the director makes an election pursuant to section 83(b) of the Internal Revenue Code of 1986, as amended (“Code”). If the director makes a section 83(b) election, the director would recognize ordinary income on the date of the award equal to the excess of the fair market value of the stock over the amount paid, if any. If a director subsequently forfeits the Restricted Shares, the director would not be entitled to a deduction. In the absence of a section 83(b) election, a director will recognize ordinary income on the date the Restricted Shares vest (i.e., the date on which the Restricted Shares are either (a) transferable or (b) not subject to a substantial risk of forfeiture) in an amount equal to the excess of the fair market value of the Restricted Shares on the vesting date over the amount paid, if any. The director will have a basis in the Restricted Shares equal to the amount included in income. The director’s holding period begins after the Restricted Shares vest (unless a section 83(b) election has been made). Generally, a director will recognize capital gain (or loss) on a subsequent disposition of the Restricted Shares. In general, the Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the director at the time the director recognizes ordinary income.

Section 409A. Awards of stock options and Restricted Shares may, in some cases, result in deferral of compensation that is subject to the requirements of section 409A of the Code. Generally, to the extent that deferrals of these awards fail to meet the requirements of section 409A of the Code, these awards may be subject to immediate taxation and penalties. It is the intent of the Company that the awards under the 2006 Plan be structured and administered in compliance with section 409A of the Code or an exemption thereunder.

Shareholder Approval. The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is necessary to approve the 2006 Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE 2006 DIRECTOR EQUITY COMPENSATION PLAN.

RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL YEAR ENDING MARCH 31, 2007 (ITEM 3 ON THE PROXY CARD)

The Board is seeking shareholder ratification of its appointment of Grant Thornton LLP as independent registered public accountants for the fiscal year ending March 31, 2007. Although action by the shareholders in this matter is not required, the Board believes that it is appropriate to seek shareholder ratification of this appointment in light of the critical role played by independent auditors in maintaining the integrity of Multi-Color’s financial controls and reporting. Even if shareholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of different auditors at any time during the year if it determines that such a change would be in the best interest of Multi-Color and its shareholders. An affirmative vote of a majority of votes cast at the meeting is required for ratification. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and will be given an opportunity to comment, if they so desire, and to respond to appropriate questions that may be asked by shareholders.

Audit Fees

Grant Thornton LLP’s fees for audit and review of the Annual Report on Form 10-K for the fiscal year ended March 31, 2006 and the Quarterly Reports on Form 10-Q for the first three quarters of the fiscal year ended March 31, 2006 and for services provided in the 2006 fiscal year related to compliance with the requirements of the Sarbanes-Oxley Act of 2002 were $359,710. Grant Thornton LLP’s fees for audit and review of the Form 10-K for the fiscal year ended March 31, 2005 and Quarterly Reports on Form 10-Q for the first three quarters of the fiscal year ended March 31, 2005 and for services provided in the 2005 fiscal year related to the Sarbanes-Oxley Act compliance were $179,075.

Audit-Related Fees

The total fees paid to Grant Thornton LLP by Multi-Color for the fiscal year ended March 31, 2006 in connection with the audit of Multi-Color’s 401(k) plan were $12,333. The total fees paid to Grant Thornton LLP by Multi-Color for the fiscal year ended March 31, 2005 for services provided in connection with the audit of Multi-Color’s 401(k), plan for acquisition-related services and various accounting consultations was $273,109.

Tax Fees

Grant Thornton LLP did not provide tax compliance, tax advice or tax planning services to Multi-Color during the fiscal years ended March 31, 2005 and 2006.

All Other Fees

None

All audit-related and other services for the fiscal year ended March 31, 2006 were pre-approved by the Audit Committee, which concluded that the provision of those services by Grant Thornton LLP was compatible with the maintenance of the auditors’ independence in the conduct of the auditing functions. The Audit Committee requires pre-approval of the audit and nonaudit services performed by the independent registered public accountants in order to assure that the provision of such services does not impair the independent registered public accountant’s independence. Unless a type of service has received general pre-approval, it requires specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels require specific pre-approval by the Audit Committee. To ensure prompt handling of unexpected matters, the Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee. However, the Chairman must report any such pre-approval decisions to the Audit Committee at the next scheduled meeting following such pre-approval.

PROPOSALS OF SHAREHOLDERS FOR 2007 ANNUAL MEETING

In order for a shareholder proposal to be included in Multi-Color’s proxy statement for presentation at next year’s annual meeting, it must be received in writing, by the Secretary of Multi-Color at its principal executive offices, 425 Walnut Street, Suite 1300, Cincinnati, Ohio 45202, not later than March 15, 2007. For any proposal not submitted for inclusion in the proxy statement, but sought to be presented directly at next year’s meeting, SEC rules permit management to vote proxies in its discretion if Multi-Color: (1) receives notice of the proposal by May 31, 2007 and advises shareholders in the 2007 proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to May 31, 2007. If there is a change in the anticipated date of next year’s annual meeting (or this deadline) by more than 30 days, we will notify you of this change through our Form 10-Q filings or by any other practicable means.

Shareholders may submit proposed nominees for director to the Nominating Committee for consideration. See “Election of Directors – Nomination Process.”

ANNUAL REPORT

The Annual Report for the fiscal year ended March 31, 2006 accompanies this Proxy Statement.

SHAREHOLDER COMMUNICATION WITH THE BOARD

Shareholders may communicate directly with the Board. Communications should be sent in writing addressed to the Chairman of the Board, Multi-Color Corporation, 425 Walnut Street, Suite 1300, Cincinnati, Ohio 45202.

QUESTIONS?

If you have questions or need more information about the annual meeting, write to:

Dawn H. Bertsche

Senior Vice President Finance, Chief Financial Officer

and Secretary

Multi-Color Corporation

425 Walnut Street, Suite 1300

Cincinnati, Ohio 45202

or call us at (513) 381-1480.

For information about your record holdings, please call Computershare Investor Services at 1-888-294-8217. We also invite you to visit Multi-Color’s website at www.multicolorcorp.com. Information contained on this website is not part of this proxy solicitation.

Appendix A

MULTI-COLOR CORPORATION

2006 DIRECTOR EQUITY COMPENSATION PLAN

ARTICLE 1

PURPOSE

The purpose of the 2006 Director Equity Compensation Plan (“Plan”) is to enhance the ability of Multi-Color Corporation, an Ohio corporation (“Company”), to attract and retain highly qualified non-employee directors by permitting them to obtain or increase their proprietary interest in the Company.

DEFINITIONS AND CONSTRUCTION

1.1 Definitions. As used in the Plan, terms defined parenthetically immediately after their use shall have the respective meanings provided by such definitions, and the terms set forth below shall have the following meanings (in either case, such meanings shall apply equally to both the singular and plural forms of the terms defined):

(a)	“Award” shall mean, individually or collectively, a grant under the Plan of Restricted Stock or Options.

(b)	“Award Value” shall mean $50,000, subject to adjustment as provided in Section 2.2.

(c)	“Beneficial Ownership” or “Beneficially Owned” shall mean beneficial ownership or beneficially owned within the meaning of Rule 13d-3 promulgated under the Exchange Act.

(d)	“Board” shall mean the Board of Directors of the Company.

(e)	“Cause” shall mean (1) a Non-Employee Director’s willful misconduct or dishonesty which is determined by the Committee to be directly and materially harmful to the business or reputation of the Company; or (2) a Non-Employee Director being convicted of a felony, or failing to contest a felony prosecution.

(f)	A “Change in Control” shall mean any of the following events:

(1)	An acquisition (other than directly from the Company) of any Voting Securities by any Person immediately after which such Person has Beneficial Ownership of 20% or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition shall not constitute an acquisition which would cause a Change in Control;

(2)	The individuals who, as of January 1, 2006, are members of the Board (“Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that if any new director is approved by a vote of at least a majority of the Incumbent Board, such new director shall, for all purposes of the Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened election contest (as described in Rule14a-1 promulgated under the Exchange Act) (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (“Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

(3)	Approval by shareholders of the Company of:

(A)	A merger, consolidation or reorganization involving the Company, unless such transaction is a Non-Control Transaction;

(B)	A complete liquidation or dissolution of the Company; or

(C)	An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary); or

(4)	Any other event that the Committee shall determine constitutes an effective Change in Control of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (“Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional amount of shares Beneficially Owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the number of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

(g)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(h)	“Committee” shall mean the committee described in Section 2.1.

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(i)	“Common Stock” shall mean shares of the Company’s common stock, no par value per share.

(j)	“Company” shall mean Multi-Color Corporation, an Ohio corporation.

(k)	“Disability” shall mean a physical or mental infirmity which, in the judgment of the Committee, impairs the Non-Employee Director’s ability to perform substantially his or her duties for a period of 180 consecutive days.

(l)	“Effective Date” shall mean June 20, 2006, the date the Plan was adopted by the Board, subject to approval of the Company’s shareholders.

(m)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(n)	“Fair Market Value” of a share of Common Stock shall mean, as of any applicable date, the closing sale price of the Common Stock on the NASDAQ National Market System or any national or regional stock exchange on which the Common Stock is then traded. If no such reported sale of the Common Stock shall have occurred on such date, Fair Market Value shall mean the closing sale price of the Common Stock on the next preceding date on which there was a reported sale. If the Common Stock is not listed on the NASDAQ National Market System or a national or regional stock exchange, the Fair Market Value of a share of Common Stock as of a particular date shall be determined by such method as shall be determined by the Committee.

(o)	“Family Member” shall mean a spouse or lineal descendant of a Non-Employee Director.

(p)	“Non-Control Acquisition” shall mean an acquisition by (i) the Company or any Subsidiary, (ii) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any Subsidiary, or (iii) any Person in connection with a Non-Control Transaction.

(q)	“Non-Control Transaction” shall mean a merger, consolidation or reorganization of the Company in which:

(1)	the shareholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least a majority of the combined voting power of the voting securities of the corporation resulting from such merger, consolidation or reorganization (“Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

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(2)	the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation; and

(3)	no Person (other than the Company, any Subsidiary, any employee benefit plan [or any trust forming a part thereof] maintained by the Company, the Surviving Corporation, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of 20% or more of the then outstanding Voting Securities) has Beneficial Ownership of 20% or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities.

(r)	“Non-Employee Director” shall mean a member of the Board of Directors of the Company who is not an employee of the Company or any Subsidiary of the Company.

(s)	“Option” shall mean an option to purchase shares of Common Stock granted pursuant to ARTICLE 6.

(t)	“Option Agreement” shall mean an agreement evidencing the grant of an Option as described in Section 6.2.

(u)	“Option Exercise Price” shall mean the purchase price per share of Common Stock subject to an Option, which shall be equal to the Fair Market Value on the date of grant.

(v)	“Per Share Option Value” shall mean the per share option value as determined by the Committee using any recognized option valuation method selected by the Committee in its discretion.

(w)	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d).

(x)	“Plan” shall mean this Multi-Color Corporation 2006 Director Equity Compensation Plan as the same may be amended from time to time.

(y)	“Restriction Period” shall mean the period during which the transfer of shares of Common Stock is limited in some way or such shares are otherwise restricted or subject to forfeiture as provided in ARTICLE 5.

(z)	“Restricted Stock” shall mean shares of Common Stock granted pursuant to ARTICLE 5.

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(aa)	“Restricted Stock Agreement” shall mean an agreement evidencing a Restricted Stock Award, as described in Section 5.2.

(bb)	“Retirement” shall mean retirement of a Non-Employee Director from the Board following the earlier of: (i) attaining the age of 75; or (ii) completing ten years of service as a director of the Company.

(cc)	“Subsidiary,” with respect to any company, shall mean any corporation or other Person of which a majority of its voting power, equity securities, or equity interest is owned, directly or indirectly, by such company.

(dd)	“Voting Securities” shall mean the voting securities of the Company.

1.2 Gender and Number. Unless otherwise indicated by the context, reference to the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

1.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 2

ADMINISTRATION

2.1 The Committee. Portions of the Plan are designed to operate automatically and do not require significant administration. To the extent administration is required, the Plan shall be administered by the Compensation Committee of the Board, or by any other committee (the “Committee”) appointed by the Board consisting of two or more directors of the Company. It is intended that each Committee member shall be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, an “outside director” within the meaning of section 162(m) of the Code, and an “independent director” within the meaning of the rules and regulations of NASDAQ or such other stock exchange on which the Common Stock is listed. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

2.2 Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award granted under the Plan (and any agreements relating to an Award); and to otherwise supervise the administration of the Plan. As provided in ARTICLE 5, each Non-Employee Director shall be granted Restricted Stock annually under the Plan, commencing October 1, 2006. However, the Committee may determine with respect to the Awards granted in one or more years, that such Awards will be made in the form of Options, rather than Restricted Stock, or in the form of a combination of Restricted Stock and Options, as provided in ARTICLE 5 and ARTICLE 6. In addition, the Committee shall have the authority to increase the Award Value annually by an amount not to exceed 10% of the Award Value for the previous year; provided, however, that the Award Value may not exceed $100,000 for any year.

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2.3 Delegation. The Committee shall have sole discretion to make all other determinations which may be necessary or advisable for the administration of the Plan. To the extent permitted by law and Rule 16b-3 promulgated under the Exchange Act, the Committee may delegate its authority. Notwithstanding the foregoing, the Committee may not delegate its responsibilities hereunder if such delegation would violate any rules or regulations of NASDAQ or other stock exchange on which the Company’s Common Stock is listed.

2.4 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan, and all related orders or resolutions of the Board, shall be final, conclusive and binding upon all Persons, including the Company, its shareholders, directors, and estates, representatives and beneficiaries of such Persons.

2.5 Section 16 Compliance. It is the intention of the Company that the Plan and the administration of the Plan comply in all respects with Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder. If any Plan provision, or any aspect of the administration of the Plan, is found not to be in compliance with Section 16(b) of the Exchange Act, the provision or administration shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act.

ARTICLE 3

SHARES AVAILABLE UNDER THE PLAN

3.1 Number of Shares. Subject to adjustment as provided in Section 3.2, the number of shares of Common Stock reserved for issuance under the Plan is 200,000 shares. Shares as to which Awards granted under the Plan lapse, expire, terminate, are forfeited or are canceled shall again become available for Awards under the Plan.

3.2 Adjustments in Authorized Shares and Outstanding Awards. In the event of any change in the corporate structure of the Company affecting the Common Stock, including a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, stock dividend, stock split, reverse stock split, extraordinary dividend, share repurchase, share combination, exchange of securities, dividend in kind or any similar corporate event or transaction, the Committee shall substitute or adjust the total number and class of shares of Common Stock or other stock or securities which may be issued under the Plan, and the number, class and price of shares subject to outstanding Awards, in such a manner as it, in its discretion, determines to be appropriate and equitable to prevent dilution or enlargement of the rights of Non-Employee Directors and to preserve, without exceeding, the value of any outstanding Awards; provided, however, that the number of shares subject to any Award shall always be a whole number.

ARTICLE 4

ELIGIBILITY AND PARTICIPATION

All Non-Employee Directors are eligible to receive Awards under the Plan.

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ARTICLE 5

RESTRICTED STOCK

5.1 Grant of Restricted Stock. The Committee shall grant shares of Restricted Stock to each Non-Employee Director annually, commencing on October 1, 2006. The number of shares of Restricted Stock that shall be granted to each Non-Employee Director each year shall be the number of whole shares equal to: the Award Value divided by the Fair Market Value of a share of the Company’s Common Stock on the date of grant. Notwithstanding the foregoing, the Committee may determine that the form of the annual Award for one or more years under the Plan may be Options rather than Restricted Stock, or a combination of Options and Restricted Stock, as provided in Section 6.1 of the Plan.

5.2 Restricted Stock Agreement; Lapse of Restrictions. Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement which shall specify the Restriction Period, the number of shares of Restricted Stock granted and such other provisions as the Committee may determine and which are required by the Plan. With respect to each annual grant of Restricted Stock, the Restriction Period shall lapse on the first anniversary of the date of grant with respect to one-third of the shares, on the second anniversary of the date of grant with respect to an additional one-third of the shares, and on the third anniversary of the date of grant with respect to the remaining one-third of the shares; provided, however, that the Non-Employee Director continues to serve as a Non-Employee Director on each such date. Notwithstanding the foregoing, the Restriction Period shall lapse immediately: (a) with respect to the Restricted Stock held by all Non-Employee Directors upon a Change in Control; and (b) with respect to the Restricted Stock held by a Non-Employee Director upon the Retirement of such Non-Employee Director.

5.3 Non-Transferability of Restricted Stock. Except as provided in this ARTICLE 5 or the applicable Restricted Stock Agreement, shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Restriction Period as specified in the Restricted Stock Agreement and the satisfaction of any other conditions determined at the time of grant specified in the Restricted Stock Agreement.

5.4 Other Restrictions. The Committee may impose such other restrictions on shares of Restricted Stock as it may deem advisable, including, without limitation, restrictions based upon the achievement of specific performance goals (relating to the Company, a Subsidiary or regional or other business unit of the Company), years of service and/or restrictions under applicable Federal or state securities laws. The Committee may provide that any share of Restricted Stock shall be held (together with a stock power executed in blank by the Non-Employee Director) in custody by the Company until any or all restrictions thereon shall have lapsed.

5.5 Forfeiture. Subject to the provisions of Section 5.8, Restricted Stock shall be forfeited by a Non-Employee Director in the event that the Non-Employee Director’s service as a Non-Employee Director terminates prior to the expiration of the applicable Restriction Period.

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5.6 Certificate Legend. Each certificate representing shares of Restricted Stock shall bear the following legend:

“The sale or other transfer of the shares represented by this Certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the Multi-Color Corporation 2006 Director Equity Compensation Plan, and in the related Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Multi-Color Corporation.”

5.7 Voting Rights; Dividends and Other Distributions. During the Restriction Period, Non-Employee Directors holding shares of Restricted Stock may exercise full voting rights with respect to such Restricted Stock. The payment of dividends and distributions with respect to Restricted Stock held by Non-Employee Directors shall be deferred until the lapsing of the Restriction Period applicable to the Restricted Stock. Interest on deferred cash dividends shall be credited to the account of each Non-Employee Director at a rate per annum established by the Committee in its discretion. Payment of deferred cash dividends, together with the interest accrued thereon, shall be made to each Non-Employee Director within 60 days of the lapsing of the Restriction Period applicable to the Restricted Stock with respect to which the deferred dividends were paid. Any dividends deferred (together with any interest accrued thereon) with respect to Restricted Stock shall be forfeited upon the forfeiture of such Restricted Stock. If any dividends or distributions are paid in Common Stock, such Common Stock shall be subject to the same restrictions as the shares of Restricted Stock with respect to which they were paid.

5.8 Lapse of Restrictions Upon Change in Control and Retirement. With respect to all outstanding shares of Restricted Stock upon a Change in Control, and with respect to all outstanding shares of Restricted Stock held by a Non-Employee Director upon such Non-Employee Director’s Retirement, all restrictions and other conditions shall lapse and such shares shall thereafter immediately be transferable and nonforfeitable, subject to the requirements of applicable securities laws and regulations.

ARTICLE 6

STOCK OPTIONS

6.1 Grant of Options. As provided in Section 2.2, the Committee may exercise its discretion to make Awards under the Plan in one or more years in the form of Options rather than Restricted Stock, or in the form of a combination of Options and Restricted Stock. In the event that the annual Award is made in the form of Options, the number of shares with respect to which an Option shall be granted to each Non-Employee Director in such year shall be the number of whole shares equal to the Award Value divided by the Per Share Option Value on the Option grant date. In the event that the annual Award is made in the form of a combination of Restricted Stock and Options, the aggregate amount of the Award shall equal the Award Value, with each share of Restricted Stock being valued at Fair Market Value on the date of grant and each Option Share being valued at the Per Share Option Value at the date of grant.

6.2 Option Agreement. Each Option shall be evidenced by an Option Agreement that shall specify the Option Exercise Price, the duration of the Option, the number of shares to which

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the Option relates, and such other provisions as the Committee may determine or which are required by the Plan.

6.3 Duration of Options. Subject to the provisions of Section 6.7, each Option shall expire on the tenth anniversary of its grant.

6.4 Exercise of Options. Subject to the provisions of Section 6.6, Options shall become exercisable in three equal annual installments (1/3 each), with the first installment becoming exercisable on the first anniversary of the date of grant of the Option. Options shall be exercised by delivery to the Company of a written notice of exercise, setting forth the number of shares with respect to which the Option is to be exercised and accompanied by full payment of the Option Exercise Price and all applicable withholding taxes.

6.5 Payment of Option Exercise Price. The Option Exercise Price for shares of Common Stock as to which an Option is exercised shall be paid to the Company in full at the time of exercise either (a) in cash in the form of currency or other cash equivalent acceptable to the Company, (b) by tendering previously acquired Common Stock having a Fair Market Value (at the close of business on the date the Company receives the notice of exercise) equal to the Option Exercise Price, (c) any other reasonable consideration that the Committee may deem appropriate or (d) by a combination of the forms of consideration described in (a), (b) and (c) of this Section. The Committee may permit the cashless exercise of Options as described in Regulation T promulgated by the Federal Reserve Board, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

6.6 Vesting Upon Change in Control and Retirement. Upon a Change in Control, any then outstanding Options held by Non-Employee Directors shall become fully vested and immediately exercisable. Upon the Retirement of a Non-Employee Director, any then outstanding Options held by such Non-Employee Director shall become fully vested and immediately exercisable.

6.7 Termination of Service.

(a)	If a Non-Employee Director ceases to be a Non-Employee Director for any reason other than death, Disability, Retirement or removal for Cause, the Options held by the Non-Employee Director shall terminate six months after the Non-Employee Director ceases to be a Non-Employee Director (unless the Non-Employee Director dies during such period), or on the Option’s expiration date, if earlier, and shall be exercisable during such period after the Non-Employee Director ceases to be a Non-Employee Director only with respect to the number of shares which the Non-Employee Director was entitled to purchase on the day preceding the day on which the Non-Employee Director ceases to be a Non-Employee Director.

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(b)	If the Non-Employee Director ceases to be a Non-Employee Director of the Company because of removal for Cause, the Option shall terminate on the date of the Non-Employee Director’s removal.

(c)	In the event of the Non-Employee Director’s death, Disability or Retirement while serving as a Non-Employee Director, or in the event of the Non-Employee Director’s death within six months after the Non-Employee Director ceases to be a Non-Employee Director (other than by reason of removal for Cause), the Option shall terminate upon the earlier to occur of (i) 12 months after the date of the Non-Employee Director’s death, Disability or Retirement, or (ii) the Option’s expiration date. The Option shall be exercisable during such period after the Non-Employee Director’s death or Disability with respect to the number of shares as to which the Option shall have been exercisable on the date preceding the Non-Employee Director’s death or Disability. The Option shall be exercisable during such period after the Non-Employee Director’s Retirement with respect to the total number of shares to which the Option relates on the date of Retirement.

(d)	Options may be exercised as provided in this Section 6.7 (i) in the event of the death of a Non-Employee Director, by the person or persons to whom rights pass by will or by the laws of descent and distribution, or if appropriate, the legal representative of the decedent’s estate and (ii) in the event of the Disability of a Non-Employee Director, by the Non-Employee Director, or if the Non-Employee Director is incapacitated, by the Non-Employee Director’s legal representative.

ARTICLE 7

AMENDMENT, MODIFICATION AND TERMINATION

7.1 Termination Date. The Plan shall terminate on the earliest to occur of (a) the tenth anniversary of the Effective Date, (b) the date when all shares of Common Stock available under the Plan shall have been acquired and the payment of all benefits in connection with Awards has been made or (c) such other date as the Board may determine in accordance with Section 7.2.

7.2 Amendment, Modification and Termination. The Board may, at any time, amend, suspend, modify or terminate the Plan provided that no amendment shall be made without shareholder approval if such approval is necessary to satisfy any applicable tax or regulatory law or regulation and the Board determines it is appropriate to seek stockholder approval. Without limiting the generality of the foregoing, without shareholder approval the Board may not: (i) materially increase the benefits accruing to Non-Employee Directors under the Plan; (ii) materially increase the number of shares that may be issued to a Non-Employee Director under the Plan; or (iii) materially modify the requirements as to eligibility for participation in the Plan.

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7.3 Awards Previously Granted. No amendment, modification or termination of the Plan shall in any manner adversely affect any outstanding Award without the written consent of the Non-Employee Director holding such Award.

7.4 No Repricing. Without shareholder approval, neither the Committee nor the Board shall have any authority, with or without the consent of the affected holders of Options, to “reprice” an Option after the date of its initial grant with a lower exercise price in substitution for the original exercise price. This Section 7.4 may not be amended, altered or repealed by the Board of Directors of the Company or the Committee without approval of the shareholders of the Company.

ARTICLE 8

NON-TRANSFERABILITY

A Non-Employee Director’s rights under the Plan may not be assigned, pledged or otherwise transferred other than by will or the laws of descent and distribution. Notwithstanding anything herein to the contrary, but subject to the prior approval of the Committee, a Non-Employee Director may transfer all or a portion of an Option, without consideration, to (a) the Non-Employee Director’s Family Members, (b) a trust for the exclusive benefit of Family Members, (c) a charitable remainder trust of which the Non-Employee Director and/or Family Members are the exclusive beneficiaries (other than the charitable beneficiary), or (d) a partnership or a limited liability company in which the Non-Employee Director and Family Members are the sole partners or members, as applicable. In the event that any Option is transferred by a Non-Employee Director in accordance with the provisions of the immediately preceding sentence, then subsequent transfers of the Option by the transferee shall be prohibited. For purposes of the Option Agreement and the Plan, the term “Optionee” shall be deemed to refer to the transferee wherever applicable, and the provisions of Section 6.7 regarding termination of service shall refer to the Non-Employee Director, not the transferee, but the transferee shall be permitted to exercise the Option during the period provided for in Section 6.7 and the Non-Employee Director’s Option Agreement following the Non-Employee Director’s termination of service.

ARTICLE 9

NO OBLIGATION TO NOMINATE; NO FIDUCIARY RELATIONSHIP

Nothing in the Plan shall be deemed to create any obligation on behalf of the Board to nominate any Non-Employee Director for re-election to the Board by the Company’s stockholders. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Non-Employee Director, beneficiary, legal representative or any other Person.

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ARTICLE 10

INDEMNIFICATION

No member of the Board or the Committee, nor any officer, employee or agent acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination or interpretation taken or made with respect to the Plan, and all members of the Board, the Committee and each officer, employee and agent of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, omission, determination or interpretation against any cost, expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee).

ARTICLE 11

SUCCESSORS

All obligations of the Company with respect to Awards granted under the Plan shall be binding on any successor to the Company, whether the existence of such successor is a result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business or assets of the Company, or otherwise.

ARTICLE 12

GOVERNING LAW; REQUIREMENTS OF LAW

12.1 Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Ohio, without regard to its conflict of laws rules. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974.

12.2 Requirements of Law. The granting of Awards and the issuance of shares of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or exchanges as may be required.

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MULTI-COLOR CORPORATION
000000000.000 ext
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MR A SAMPLE		000000000.000 ext
DESIGNATION (IF ANY)		000000000.000 ext
ADD 1	Least Address Line	000000000.000 ext
ADD 2		000000000.000 ext
ADD 3
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ADD 6		C 1234567890	J N T

☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors

The Board of Directors recommends a vote FOR the listed nominees.
1. Authority to elect as directors the six (6) nominees listed below:

	For	Withhold		For	Withhold

01 - David L. Abbott	☐	☐	04 - Francis D. Gerace	☐	☐

02 - Robert R. Buck	☐	☐	05 - Lorrence T. Kellar	☐	☐

03 - Charles B. Connolly	☐	☐	06 - Roger A. Keller	☐	☐

B Proposal				C Proposal

The Board of Directors recommends a vote FOR the following proposal.				The Board of Directors recommends a vote FOR the following proposal.

	For	Against	Abstain		For	Against	Abstain

2. Approval of the 2006 Director Equity Compensation Plan.	☐	☐	☐	3. Ratification of the appointment of Grant Thornton LLP as independent registered public accountants for the fiscal year ending March 31, 2007.	☐	☐	☐

D Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

IMPORTANT: Please sign exactly as your names appears hereon indicating, where proper, official position or representative capacity. In the case of joint holders, all should sign.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
/ /

0 0 9 9 6 8 1                1 U P X                                                     C O Y

Proxy - Multi-Color Corporation

Meeting Date: Thursday, August 17, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Francis D. Gerace and Dawn H. Bertsche, or either of them, proxies of the undersigned, each with the power of substitution, to vote all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Multi-Color Corporation to be held on Thursday, August 17, 2006, at 10:30 a.m. Eastern Time at Queen City Club, 331 East Fourth Street, Cincinnati, Ohio 45202, and any adjournment of such meeting on the matters specified on the reverse side and in their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS UNLESS A CONTRARY CHOICE IS SPECIFIED.